UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2012

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2012 Long-Term Incentive Plan Awards

On February 7, 2012, the independent members of the Great Plains Energy Incorporated (“Great Plains Energy”) Board of Directors (the “Board”), upon recommendations of its Compensation and Development Committee, approved time-based restricted stock and performance share awards for the performance period ending December 31, 2014 to all officers of Great Plains Energy and its wholly-owned subsidiary, Kansas City Power & Light Company (“KCP&L”), including Michael J. Chesser, Chairman of the Board and Chief Executive Officer, Terry Bassham, President and Chief Operating Officer, James C. Shay, Senior Vice President–Finance and Strategic Development and Chief Financial Officer, Scott Heidtbrink, Senior Vice President – Supply of KCP&L, and Michael L. Deggendorf, Senior Vice President-Delivery of KCP&L (the named executive officers or “NEOs”).  These awards will be made pursuant to Great Plains Energy’s Long-Term Incentive Plan (“LTIP”) and will be granted on March 6, 2012. The LTIP awards are based upon the base salary of each NEO, and the percentage of base salary used to calculate the aggregate dollar amount of the LTIP awards, at target performance for each NEO is as follows: Mr. Chesser, 250%, Mr. Bassham, 200%, Mr. Shay, 100%, Mr. Heidtbrink, 100%, and Mr. Deggendorf, 100%.  There is an equal distribution between restricted stock and performance share awards.

The performance objectives established for the 2012 performance share grants are substantially the same as the 2011 performance share grants and are two equally-weighted performance objectives: 2014 funds from operations as a percentage of total adjusted debt (as calculated using Standard & Poor’s methodology); and total shareholder return compared to the Edison Electric Institute index of electric companies for the 2012-2014 period.

2012 Annual Incentive Plan Awards

Additionally, on February 7, 2012, the independent members of Board, upon recommendations of its Compensation and Development Committee, approved its 2012 Annual Incentive Plan (“AIP”) that is applicable to all officers of Great Plains Energy and KCP&L, including Messrs. Chesser, Shay, Bassham, Heidtbrink and Deggendorf.  The awards are based upon the base salary of the NEO, and the percentage of base salary used to calculate the aggregate dollar amount of the AIP awards, at target performance for each NEO is as follows: Mr. Chesser, 100%, Mr. Bassham, 70%, Mr. Shay, 60%, Mr. Heidtbrink, 50%, and Mr. Deggendorf, 50%.

The Board also established different performance objectives, compared to the 2011 annual incentive performance objectives.  The 2011 annual incentive performance objectives and their respective weightings were: earnings per share (20%); non-fuel operations and maintenance expense (10%); base capital expenditures (10%); system average interruption duration index (“SAIDI”) (10%); equivalent availability factor – coal & nuclear (10%); Occupational Safety and Health Administration (“OSHA”) incident rate (10%); J.D. Power Customer Satisfaction Index-residential (10%); and individual performance (20%).  The 2012 annual incentive performance objectives and their respective weightings are: earnings per share (20%); cash flow from operations less capital expenditures (20%); SAIDI (10%); equivalent availability factor – coal

(5%); equivalent availability factor – nuclear (5%); OSHA incident rate (10%); J.D. Power Customer Satisfaction Index-residential (10%); and individual performance (20%).

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Ellen E. Fairchild
Ellen E. Fairchild
Vice President, Corporate Secretary, and Chief Compliance Officer

Date: February 10, 2012